UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 14, 2008 (April 9, 2008)

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 56 Lingxi Street
Taihe District
Jinzhou City, Liaoning
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 0416-5186632
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 9, 2008, Wonder Auto Technology, Inc’s wholly owned subsidiary Wonder Auto Limited, a British Virgin Islands corporation (the “Subsidiary”), acquired a 22.49% ownership interest in Money Victory Limited (“Money Victory”) from Lin Tan (“Ms. Tan”), the sole owner of Money Victory, for a total cash consideration of U.S. $5,000,000 pursuant to a Stock Purchase Agreement dated April 9, 2008, between the Subsidiary and Ms. Tan (the “Stock Purchase Agreement”).

Money Victory is a holding company organized under the law of British Virgin Islands with no active business operations. Money Victory is the beneficial owner of 15,438,612 shares of common stock (the “Common Stock”) of Nevstar Corporation (“Nevstar”), which represents 61.75% of Nevstar’s issued and outstanding shares of the Common Stock. Nevstar is a Nevada holding company for several direct and indirect subsidiaries in the British Virgin Islands and China. Nevstar’s principal business operations are conducted through Fuxin Hengrui Technology Co., Ltd., a China-based company which is primarily engaged in manufacturing and sales of glass and glass products.

Under the Stock Purchase Agreement, shares of Common Stock continue to be owned and held by Money Victory and cannot be transferred by Money Victory to the Subsidiary until such time that such transfer complies in all respects with U.S. securities laws. Additionally, the Subsidiary, upon 30 days written notice, may require Money Victory to repurchase shares of Money Victory owned by the Subsidiary for cash at a price that equates to an annualized return to the Subsidiary of no less than 20% of the amount originally invested by the Subsidiary in Money Victory. The Subsidiary’s investment is also subject to a so-called “make good” provision which has the effect of increasing the Subsidiary’s ownership interest in the assets of Money Victory in the event that Nevstar fails to attain net income of $10 million in 2008 and $14 million in 2009.

The description of the Stock Purchase Agreement in this current report is a summary only and is qualified in its entirety by the terms of the Stock Purchase Agreement, which is attached hereto as exhibit 10.1 and is hereby incorporated by reference.

ITEM 9.01    FINANCIAL STATEMENT AND EXHIBITS
(d)          Exhibits:

The following exhibit is filed with this current report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	English Summary of Stock Purchase Agreement, dated as of April 9, 2008, by and between Wonder Auto Limited and Lin Tan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: April 11, 2008	By:	/s/ Qingjie Zhao
Qingjie Zhao
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	English Summary of Stock Purchase Agreement, dated as of April 9, 2008, by and between Wonder Auto Limited and Lin Tan.